EXHIBIT 24.6

EXHIBIT

POWER OF ATTORNEY

(Senior Notes)

      We, the undersigned officers and directors of Alexandra Cellular Corporation (hereinafter, the “Company”), hereby severally constitute Everett R. Dobson, Bruce R. Knooihuizen and Ronald L. Ripley, and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, one or more Registration Statements on Form S-4, and any and all amendments thereto (including post-effective amendments), for the purpose of registering under the Securities Act of 1933 senior debt securities of the Company, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      DATED this 28th day of October, 2003.

ALEXANDRA CELLULAR CORPORATION

By:	/s/ EVERETT R. DOBSON

Everett R. Dobson
Chairman of the Board, President
and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 28, 2003.

Name	Title

/s/ EVERETT R. DOBSON Everett R. Dobson	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) and Manager

/s/ BRUCE R. KNOOIHUIZEN Bruce R. Knooihuizen	Treasurer and Chief Financial Officer (Principal Financial Officer) and Manager

/s/ TRENT LEFORCE Trent LeForce	Corporate Controller (Principal Accounting Officer)

/s/ RUSSELL L. DOBSON Russell L. Dobson	Director

/s/ STEPHEN T. DOBSON Stephen T. Dobson	Director

/s/ FRED J. HALL Fred J. Hall	Director

/s/ JUSTIN L. JASCHKE Justin L. Jaschke	Director

/s/ ALBERT H. PHARIS, JR. Albert H. Pharis, Jr.	Director